Exhibit 4.5

THE REGISTERED HOLDER OF THIS UNIT PURCHASE OPTION BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS UNIT PURCHASE OPTION EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS UNIT PURCHASE OPTION AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS UNIT PURCHASE OPTION, FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING THE EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER THAN (I) DAWSON JAMES SECURITIES, INC. OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING (DEFINED BELOW), OR (II) A BONA FIDE OFFICER OR PARTNER OF DAWSON JAMES SECURITIES, INC. OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER.

UNIT PURCHASE OPTION

FOR THE PURCHASE OF [            ] UNITS1

OF GREAT BASIN SCIENTIFIC, INC.

1. Unit Purchase Option.

THIS CERTIFIES THAT, in consideration of $100 duly paid by or on behalf of Dawson James Securities, Inc. (“Dawson” or “Holder”), as registered owner of this Unit Purchase Option, to Great Basin Scientific, Inc. (the “Company”), Holder is entitled, at any time or from time to time commencing on the 180th day after the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) pursuant to which certain units are offered for sale to the public (the “Offering”) (the “Commencement Date”), and at or before 5:00 p.m., Eastern Time, on the fifth anniversary of the Effective Date (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [            ] units2 (the “Units”) of the Company, each Unit consisting of [            ] share[s] of Series E Convertible Preferred Stock (the “Preferred Stock”) which is convertible into [            ] share[s] of the Company’s common stock, par value $0.001 per share (the “Shares”), and [            ] Series C Warrant[s], each to purchase one Share (the “Warrant(s)”). Each Warrant is the same as the warrants included in the Units being registered for sale to the public (the “Public Warrants”) under the Securities Act of 1933, as amended (the “Act”). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Unit Purchase Option may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Unit Purchase Option. This Unit Purchase Option is initially exercisable at $[            ] per Unit (or 125% of the public offering price of the Units being sold in the

[1]	[Insert 5% of Units sold in offering]
[2]	[Insert 5% of Units sold in offering]

Offering) so purchased; provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Unit Purchase Option, including the exercise price per Unit and the number of Units (and Preferred Stock and Warrants) to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2. Exercise.

(a) Exercise Procedure. In order to exercise this Unit Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Unit Purchase Option and payment of the Exercise Price for the Units being purchased payable in cash or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Unit Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

(b) Legend. If required by applicable law at the time of any exercise, each certificate for the securities purchased under this Unit Purchase Option shall bear a legend as follows unless such securities have been registered under the Act:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law.”

(c) Cashless Exercise.

(i) In lieu of the payment of the Exercise Price multiplied by the number of Units for which this Unit Purchase Option is exercisable (and in lieu of being entitled to receive Preferred Stock and Warrants) in the manner required by Section 2(a), the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Unit Purchase Option into Units consisting of Preferred Stock (or the equivalent number of Shares underlying the Preferred Stock if the Preferred Stock is then convertible into Shares) and Warrants (the “Conversion Right”) as follows: upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Preferred Stock (or the equivalent number of Shares underlying the Preferred Stock if the Preferred Stock is then convertible into Shares) and Warrants comprising that number of Units equal to the quotient obtained by dividing (x) the “Value” (as defined below) of the portion of the Unit Purchase Option being converted by (y) the Current Market Value (as defined below). The “Value” of the portion of the Unit Purchase Option being converted shall equal the remainder derived from subtracting (a) (i) the Exercise Price multiplied by (ii) the number of Units underlying the portion of this Unit Purchase Option being converted from (b) the Current Market Value of a Unit multiplied by the number of Units underlying the portion of the Unit Purchase Option being converted. As used herein, the term “Current Market Value” per Unit at any date means the remainder derived from subtracting (x) the exercise price of the Warrants multiplied by the number of shares of Shares issuable upon exercise of the

Warrants underlying one Unit from (y) the Current Market Price of the Shares multiplied by the number of shares of Shares underlying the Warrants and the Preferred Stock underlying one Unit (which shall be equal to the Shares underlying the Preferred Stock included in such Unit). The “Current Market Price” of a Share shall mean (i) if the Shares are listed on a national securities exchange or quoted the OTC Bulletin Board (or any successor exchange or entity), the closing or last sale price of the Shares in the principal trading market for the Shares as reported by the exchange or the OTC Bulletin Board, as the case may be; (ii) if the Shares are not listed on a national securities exchange or quoted on the OTC Bulletin Board, but is traded in the residual over-the-counter market, the closing bid price for the Shares on the last trading day preceding the date in question for which such quotations are reported by the Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the Shares cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Company shall determine, in good faith.

(ii) The Cashless Exercise Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Unit Purchase Option with the duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of Units the Holder will purchase pursuant to such Cashless Exercise Right.

3. Transfer.

(a) Restrictions—General. The registered Holder of this Unit Purchase Option, by its acceptance hereof, agrees that it will not sell, transfer, assign, pledge or hypothecate, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of, this Unit Purchase Option (or any securities underlying this Unit Purchase Option) for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) Dawson or an underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of Dawson or of any such underwriter or selected dealer. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Unit Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within three business days transfer this Unit Purchase Option on the books of the Company and shall execute and deliver a new Unit Purchase Option or Unit Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

(b) Restrictions—Securities. The securities evidenced by this Unit Purchase Option shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Company (at the Company’s expense) that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to such securities has been filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.

4. New Purchase Options to be Issued.

(a) Partial Exercise. Subject to the restrictions in Section 3 hereof, this Unit Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Unit Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price, the Company shall cause to be delivered to the Holder without charge a new Unit Purchase Option of like tenor to this Unit Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the number of Units purchasable hereunder as to which this Unit Purchase Option has not been exercised or assigned.

(b) Loss, Theft, Destruction. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Unit Purchase Option and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Unit Purchase Option of like tenor and date. Any such new Unit Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5. Adjustments.

(a) Exercise Price and Number of Securities. The Exercise Price and the number of Units underlying the Unit Purchase Option shall be subject to adjustment from time to time as hereinafter set forth (all references to Shares below shall represent the number of Shares underlying the Preferred Stock in the Unit to the extent the Preferred Stock is then outstanding):

(i) If after the date hereof, and subject to the provisions of Section 5(c) below, the number of outstanding Shares is increased by a stock dividend payable in Shares or by a split-up of Shares or other similar event, then, on the effective date thereof, the number of Shares underlying each of the Units purchasable hereunder shall be increased in proportion to such increase in outstanding shares. In such case, the number of Shares, and the exercise price applicable thereto, underlying the Warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants. For example, if the Company declares a two-for-one stock dividend and immediately prior to such dividend this Unit Purchase Option is for the purchase of one Unit at $10.00 per whole Unit (with each Warrant underlying the Units being exercisable for $12.00 per share), upon effectiveness of the dividend, this Unit Purchase Option will be adjusted to allow for the purchase of one Unit at $10.00 per Unit, each Unit entitling the holder to receive two Shares and two Warrants (each Warrant exercisable for $6.00 per share).

(ii) If after the date hereof, and subject to the provisions of Section 5(c), the number of outstanding Shares is decreased by a consolidation, combination or reclassification of the Shares or other similar event, then, on the effective date thereof, the number of Shares underlying each of the Units purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares. In such case, the number of Shares, and the exercise price applicable thereto, issuable upon exercise of the Warrants included in each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants. For example, if the Company effects a one-for-two stock reverse stock split and immediately prior to such stock split this Unit Purchase Option is for the purchase of one Unit at $10.00 per whole Unit (with each Warrant underlying the Units being exercisable for $12.00 per share), upon effectiveness of the stock split, this Unit Purchase Option will be adjusted to allow for the purchase of one Unit at $10.00 per Unit, each Unit entitling the holder to receive 0.5 Shares and 0.5 Warrants (each Warrant exercisable for $24.00 per share).

(iii) In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 5(a)(i) or 5(a)(ii) hereof or that solely affects the par value of such Shares, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Unit Purchase Option shall have the right thereafter (until the expiration of the right of exercise of this Unit Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event plus the aggregate exercise price of the Shares underlying the Warrants immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Unit Purchase Option and the underlying Warrants immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 5(a)(i) or 5(a)(ii), then such adjustment shall be made pursuant to Sections 5(a)(i) or 5(a)(ii) and this Section 5(a)(iii). The provisions of this Section 5(a)(iii) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

(iv) This form of Unit Purchase Option need not be changed because of any change pursuant to this Section 5, and Unit Purchase Options issued after such change may state the same Exercise Price and the same number of Units as are stated in the Unit Purchase Options initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Unit Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

(b) Substitute Unit Purchase Option. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Unit Purchase Option providing that the holder of each Unit Purchase Option then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Unit Purchase Option) to receive, upon exercise of such Unit Purchase Option, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of Shares of the Company for which such Unit Purchase Option might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Unit Purchase Option shall provide for adjustments which shall be identical to the adjustments provided in this Section 5. The above provision of this Section 5 shall similarly apply to successive consolidations or mergers.

(c) Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares or Warrants upon the exercise of the Unit Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrants, Shares or other securities, properties or rights.

6. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon conversion of the Preferred Stock or exercise of the Warrants underlying the Unit Purchase Option, such number of Shares or other securities, properties or rights as shall be issuable upon the conversion or exercise thereof. The Company covenants and agrees that, upon conversion of the Preferred Stock underlying the Unit Purchase Option, all Shares issuable upon such conversion shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Warrants underlying the Unit Purchase Option and payment of the respective Warrant exercise price therefor, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Unit Purchase Option shall be outstanding, the Company shall use its best efforts to cause all (i) Units issuable upon exercise of the Unit Purchase Option, (ii) Shares issuable upon conversion of the Preferred Stock included in the Units issuable upon exercise of the Unit Purchase Option, and (iii) Shares issuable upon exercise of the Warrants included in the Units issuable upon exercise of the Unit Purchase Option to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on the OTC Bulletin Board or any successor trading market) on which the Shares issued to the public in connection with the Offering may then be listed and/or quoted; provided, however, that the Company shall only be required to comply with (i) above to the extent the Units issued to the public in the Offering are still listed on a securities exchange.

7. Certain Notice Requirements.

(a) Right to Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Unit Purchase Option and its exercise, any of the events described in Section 7(b) shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to all stockholders, even if less than fifteen days.

(b) Enumerated Events. The Company shall be required to give the notice described in this Section 7 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

(c) Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holders of such event and change (the “Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s President and Chief Financial Officer.

(d) Notice Delivery. All notices, requests, consents and other communications under this Unit Purchase Option shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) If to the registered Holder of the Unit Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) If to the Company, to the following address or to such other address as the Company may designate by notice to the Holders:

Great Basin Scientific, Inc.

2441 South 3850 West

Salt Lake City, UT 84120

Attn: Chief Financial Officer

8. Registration Rights.

(a) Demand Registration.

(i) Grant of Right. The Company, upon written demand (a “Demand Notice”) of the Holder(s) of at least 51% of the Units (“Majority Holders”), agrees to register, on one occasion, all or any portion of the Preferred Stock, Shares underlying the Preferred Stock, Warrants, and Shares underlying the Warrants (collectively, the “Registrable Securities”). On such occasion, the Company will file a registration statement with the Commission covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use commercially reasonable efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback registration rights pursuant to Section 8(a) hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated. The demand for registration may be made at any time during a period of five (5) years beginning on the Effective Date. The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of the Unit Purchase Option and/or the Registrable Securities within ten (10) days after the date of the receipt of any such Demand Notice. Notwithstanding the foregoing, unless the offering contemplated under the registration statement pursuant to this Section 8(a)(i) is an underwritten public offering, if there is already an effective registration statement (including the Registration Statement) covering the issuance of the Registrable Securities, the Company shall not be required to comply with the terms of this Section 8(a)(i).

(ii) Terms. The Company shall bear all fees and expenses attendant to the registration of the Registrable Securities pursuant to Section 8(a), but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use commercially reasonable efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such states as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause the Company to be obligated to register or license to do business in such state or submit to general service of process in such state. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 8(a) to remain effective for a period of at least twelve (12) consecutive months after the date that the Holders of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities. The Holders shall only use the prospectuses provided by the Company to sell the shares covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission. Notwithstanding the provisions of this Section 8(a), the Holder shall be entitled to a demand registration under Section 8(a) on only one (1) occasion and such demand registration right shall terminate on the fifth anniversary of the Effective Date in accordance with FINRA Rule 5110(f)(2)(G)(iv).

(b) “Piggy-Back” Registration.

(i) Grant of Right. In addition to the demand right of registration described in Section 8(a) hereof, the Holder shall have the right to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of shares of common stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include

Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities.

(ii) Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 8(b) hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Unit Purchase Option, there shall be no limit on the number of times the Holder may request registration under this Section 8(b); provided, however, that such “piggy-back” registration rights shall terminate on the seventh anniversary of the Effective Date in accordance with FINRA Rule 5110(f)(2)(G)(v).

(c) General Terms.

(i) Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters under the Underwriting Agreement between Dawson (as Representative of the several Underwriters named on Schedule 1 attached thereto) and the Company, dated as of [        ], 2015 (the “Underwriting Agreement”). The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its directors, its officers who signed the registration statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company and such persons.

(ii) Exercise of Unit Purchase Option. Nothing contained in this Unit Purchase Option shall be construed as requiring the Holder(s) to exercise their Unit Purchase Option prior to or after the initial filing of any registration statement or the effectiveness thereof.

(iii) Documents Delivered by Company. The Company shall furnish to each underwriter participating in any of the foregoing underwritten offerings, if any, a signed counterpart, addressed to such underwriter, of: (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a “cold comfort” letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent registered public accounting firm which has issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

(iv) Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to this Section 8, which managing underwriter(s) shall be reasonably satisfactory to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, Dawson and such managing underwriter(s), and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter(s). The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, their Shares and their intended methods of distribution.

(v) Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

(vi) Damages. Should the registration or the effectiveness thereof required by Sections 8(a) and 8(b) hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

(vii) Registration Requirements. The Registration Rights contained in this Section 8 are subject to the restrictions contained in the Company’s Third Amended and Restated Investors’ Rights Agreement dated April 21, 2014. The Company will use its commercially reasonable efforts to obtain waivers relating to such restrictions to the extent the Holder(s) desire to have the Registrable Securities registered in accordance with this Section 8.

9. Miscellaneous.

(a) Amendments. The Company and Dawson may from time to time supplement or amend this Unit Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Dawson may deem necessary or desirable and that the Company and Dawson deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

(b) Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Unit Purchase Option.

(c) Entire Agreement. This Unit Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Unit Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

(d) Binding Effect. This Unit Purchase Option shall inure solely to the benefit of, and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Unit Purchase Option or any provisions herein contained.

(e) Governing Law. This Unit Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Unit Purchase Option shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

(f) Waivers. The failure of the Company or the Holder to at any time enforce any of the provisions of this Unit Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Unit Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Unit Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Unit Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

(g) Counterparts. This Unit Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

(h) Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Unit Purchase Option, Holder agrees that, at any time prior to the complete exercise of this Unit Purchase Option by Holder, if the Company and Dawson enter into an agreement (the “Exchange Agreement”) pursuant to which they agree that all outstanding Unit Purchase Options will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

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IN WITNESS WHEREOF, the Company has caused this Unit Purchase Option to be signed by its duly authorized officer as of the             day of         , 2015.

Great Basin Scientific, Inc.

By:
Name:
Title:

Form To Be Used To Exercise Unit Purchase Option

Great Basin Scientific, Inc.

2441 South 3850 West

Salt Lake City, UT, 84120

Attn: Chief Executive Officer

Date:             , 201

The undersigned hereby elects irrevocably to exercise all or a portion of the within Unit Purchase Option and to purchase             Units of Great Basin Scientific, Inc., and hereby makes payment of $             (at the rate of $             per Unit) in payment of the Exercise Price pursuant thereto. Please issue the Shares and Warrants as to which this Unit Purchase Option is exercised in accordance with the instructions given below.

or

The undersigned hereby elects irrevocably to convert its right to purchase             Units purchasable under the within Unit Purchase Option by surrender of the unexercised portion of the attached Unit Purchase Option (with a “Value” based of $         based on a “Market Price” of $         ). Please issue the securities comprising the Units as to which this Unit Purchase Option is exercised in accordance with the instructions given below.

Signature

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
(Print in Block Letters)

Address:

NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN UNIT PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

Form To Be Used To Assign Unit Purchase Option

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Unit Purchase Option)

FOR VALUE RECEIVED,         does hereby sell, assign and transfer unto         the right to purchase         Units of Great Basin Scientific, Inc., (the “Company”) evidenced by the within Unit Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:             , 201

Signature

NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN UNIT PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.